ALLIANCEBERNSTEIN INSTITUTIONAL FUNDS, INC.

                              ARTICLES OF AMENDMENT

          AllianceBernstein Institutional Funds, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended by changing the designation of certain of the issued and unissued shares of the Common Stock of the Corporation's AllianceBernstein Real Estate Investment Institutional Fund as follows:

  Current Name                           Amended Name
  ------------                           ------------

  AllianceBernstein Real Estate          AllianceBernstein Global Real Estate
  Investment Institutional Fund          Investment Fund II
        Class I                                Class I

  AllianceBernstein Real Estate          AllianceBernstein Global Real Estate
  Investment Institutional Fund          Investment Fund II
        Class II                               Class II


          SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

          THIRD: This amendment to the charter of the Corporation will be effective on March 1, 2007, as permitted by Section 2-610.1 of the Maryland General Corporation Law.

          IN WITNESS WHEREOF, AllianceBernstein Institutional Funds, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by Marc O. Mayer, President of the Corporation, and witnessed by Emilie D. Wrapp, the Secretary of the Corporation, this 5th day of February, 2007. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendments of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.
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                             ALLIANCEBERNSTEIN INSTITUTIONAL
                             FUNDS, INC.


                             By: /s/ Marc O. Mayer
                                 -------------------------
                                  Marc O. Mayer
                                  President

WITNESS:

/s/ Emilie D. Wrapp
--------------------
Emilie D. Wrapp
Secretary


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